Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1998, except as to note 17 which is as of March 2, 1998, which was included in the 1997 annual report to the shareholders of Goran Capital Inc., filed as Exhibit 14.1 to Goran Capital Inc.'s Annual Report on Form10-K for the year ended December 31, 1997.



/s/ Schwartz Levitsky Feldman

Schwartz Levitsky Feldman
Chartered Accountants
Toronto, Ontario, Canada
January 22, 1999